Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Smith & Nephew plc:

We consent to the use of our report dated February 26, 2024, with respect to the consolidated financial statements of Smith & Nephew plc and its subsidiaries (the “Group”), and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

KPMG LLP

London, United Kingdom

11 March 2024